Exhibit (n)(2)

APPENDIX A

(effective as of April 1, 2014)

to the

MassMutual Premier Funds

Amended and Restated Rule 18f-3 Plan

Adopted November 20, 2013

Administrative Service Fees

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Money Market Fund	N/A	0.10%	N/A	N/A	N/A	N/A	N/A
Short-Duration Bond Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Inflation-Protected and Income Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Core Bond Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Diversified Bond Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
High Yield Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Balanced Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Barings Dynamic Allocation Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Disciplined Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Main Street Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Capital Appreciation Fund	N/A	0.10%	0.15%	0.15%	0.15%	N/A	0.20%
Disciplined Growth Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Small Cap Opportunities Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Global Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
International Equity Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Focused International Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Strategic Emerging Markets Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%